                                                          Exhibit 99.1

[LOGO]AEHR TEST SYSTEMS

FOR IMMEDIATE RELEASE

Contact:

Gary Larson
Chief Financial Officer
(510) 623-9400 x321


                  AEHR TEST SYSTEMS REPORTS FINANCIAL RESULTS
                         FOR FOURTH QUARTER FISCAL 2012

Fremont, CA (July 19, 2012) - Aehr Test Systems (Nasdaq: AEHR), a worldwide supplier of semiconductor test and burn-in equipment, today announced financial results for the fourth quarter and fiscal year ended May 31, 2012.

Net sales were $4.7 million in the fourth quarter of fiscal 2012, up 64% from $2.9 million in the preceding quarter. Aehr Test reported a net loss of $0.8 million, or $0.09 per diluted share, in the fourth quarter of fiscal 2012, an improvement of $0.6 million when compared with a net loss of $1.4 million, or $0.15 per diluted share, in the third quarter of fiscal 2012.

Net sales for fiscal year 2012 were $15.5 million, an increase of 13% compared with net sales of $13.7 million in fiscal 2011. Net loss for fiscal 2012 was $3.4 million, or $0.38 per diluted share, flat with a net loss of $3.4 million, or $0.38 per diluted share, in fiscal 2011.
As of May 31, 2012, the company's backlog was $7.3 million, compared with $5.8 million at May 31, 2011.

Commenting on the fourth quarter of fiscal 2012, Gayn Erickson, President and CEO of Aehr Test Systems, said, "We are very pleased with the progress that we are making in growing our business. The quarter represented our highest quarterly product sales in over three years. The headway that we are making points to the growing competitiveness and value provided by our ABTSTM and FOXTM families of products. During the quarter we received key follow-on orders, including a FOX-1 system to a leading flash memory manufacturer and an advanced ABTS high-power burn-in system to a leading logic, analog and mixed signal semiconductor manufacturer. Additionally, in the past two weeks we announced an order for a FOX-15 wafer-level burn-in system from a leading communication equipment manufacturer, as well as a follow-on ABTS order from a leading test house in Taiwan.

"We enter fiscal 2013 on a good footing with our highest backlog in over three years," continued Erickson. "We expect to achieve a profit and become cash flow positive by the end of the 2012 calendar year. We continue to focus on growing our company, while managing our cost structure to ensure future profitability."

Aehr Test Systems Reports Fourth Quarter Fiscal 2012 Results
July 19, 2012
Page 2 of 5

Management Conference Call
Management of Aehr Test will host a conference call and webcast today, July 19, 2012 at 5:00 p.m. Eastern (2:00 p.m. Pacific) to discuss the Company's fourth quarter fiscal 2012 operating results. The conference call will be accessible live via the internet at www.aehr.com. Please go to the website at least 15 minutes before start time to register, download and install any necessary audio software. A replay of the webcast will be available at www.aehr.com for 90 days.

About Aehr Test Systems
Headquartered in Fremont, California, Aehr Test Systems is a worldwide provider of test systems for burning-in and testing logic and memory integrated circuits and has an installed base of more than 2,500 systems worldwide. Increased quality and reliability needs of the Automotive and Mobility integrated circuit markets are driving additional test requirements, capacity needs and opportunities for Aehr Test products in package and wafer level test. Aehr Test has developed and introduced several innovative products, including the ABTS and FOX family of test and burn-in systems and the DiePak(R)carrier. The ABTS system is used in production and qualification testing of packaged parts for both low-power and high-power logic as well as all common types of memory devices. The FOX system is a full wafer contact test and burn-in system used for burn-in and functional test of complex devices, such as leading-edge memories, digital signal processors, microprocessors, microcontrollers and systems-on-a-chip. The DiePak carrier is a reusable, temporary package that enables IC manufacturers to perform cost-effective final test and burn-in of bare die. For more information, please visit the Company's website at www.aehr.com.

Safe Harbor Statement
This release contains forward-looking statements that involve risks and uncertainties relating to projections regarding revenues, net sales and customer demand and acceptance of Aehr Test's products. Actual results may vary from projected results. These risks and uncertainties include without limitation, world economic conditions, the state of the semiconductor equipment market, the Company's ability to maintain sufficient cash to support operations, acceptance by customers of Aehr Test's technologies, acceptance by customers of the systems shipped upon receipt of a purchase order, the ability of new products to meet customer needs or perform as described and the Company's ability to successfully market a wafer-level test and burn-in system. See Aehr Test's recent 10-K, 10-Q and other reports from time to time filed with the U.S. Securities and Exchange Commission for a more detailed description of the risks facing our business. The Company disclaims any obligation to update information contained in any forward-looking statement to reflect events or circumstances occurring after the date of this press release.



                       [Financial Tables to Follow]















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Aehr Test Systems Reports Fourth Quarter Fiscal 2012 Results
July 19, 2012
Page 3 of 5


                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                    Condensed Consolidated Statements of Operations
                        (in thousands, except per share data)
                                   (unaudited)

                                            Three Months Ended           Year Ended
                                      -----------------------------  ------------------
                                       May 31, February 29, May 31,   May 31,   May 31,
                                        2012      2012       2011      2012      2011
                                      --------   --------- --------  --------  --------
Net sales............................. $ 4,676   $ 2,855   $ 3,749   $ 15,521  $ 13,737
Cost of sales.........................   2,507     1,747     2,140      9,314     8,225
                                      --------  --------  --------   --------  --------
Gross profit..........................   2,169     1,108     1,609      6,207     5,512
                                      --------  --------  --------   --------  --------
Operating expenses:
  Selling, general and administrative.   1,872     1,525     1,465      6,526     5,964
  Research and development............   1,134       933     1,190      4,188     4,567
  Gain on bankruptcy claim............      --        --      (677)        --      (832)
                                      --------  --------  --------   --------  --------
    Total operating expenses..........   3,006     2,458     1,978     10,714     9,699
                                      --------  --------  --------   --------  --------
    Loss from operations..............    (837)   (1,350)     (369)    (4,507)   (4,187)

Interest income.......................      --        --        --         --         3
Interest expense......................       4        --        --          4        --
Gain on sale of long-term investment..      --        --        --        990        --
Other income, net.....................      64         7       169        117       762
                                      --------  --------  --------   --------  --------
    Loss before income tax
    expense (benefit).................    (777)   (1,343)     (200)    (3,404)   (3,422)

Income tax expense (benefit)..........       2        18       (56)       (15)      (49)
                                      --------  --------  --------   --------  --------
    Net loss.......................... $  (779)  $(1,361)  $  (144)  $ (3,389) $ (3,373)
                                      ========  ========  ========   ========  ========

Net loss per share
    Basic............................. $ (0.09)  $ (0.15)  $ (0.02)  $ (0.38)  $  (0.38)
    Diluted........................... $ (0.09)  $ (0.15)  $ (0.02)  $ (0.38)  $  (0.38)

Shares used in per share calculations:
    Basic.............................   9,095     9,055     8,880      9,016     8,776
    Diluted...........................   9,095     9,055     8,880      9,016     8,776




                                      -more-


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Aehr Test Systems Reports Fourth Quarter Fiscal 2012 Results
July 19, 2012
Page 4 of 5

                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                    Reconciliation of GAAP and Non-GAAP Results
                      (in thousands, except per share data)
                                   (unaudited)

                                              Three Months Ended          Year Ended
                                          --------------------------  -----------------
                                         May 31, February 29, May 31,  May 31,  May 31,
                                           2012     2012      2011      2012     2011
                                         -------- -------- ---------  -------- --------
GAAP net loss............................$  (779) $(1,361) $  (144)   $(3,389) $(3,373)
Gain on bankruptcy claim1................     --       --     (677)        --     (832)
Gain on sale of long-term investment2....     --       --       --       (990)      --
Stock compensation expense...............    190      182      212        709      947
                                         -------- -------- --------   -------- --------
Non-GAAP net loss........................$  (589) $(1,179)  $ (609)   $(3,670) $(3,258)
                                         ======== ======== ========   ======== ========

GAAP net loss per diluted share..........$ (0.09) $ (0.15)  $ (0.02)  $ (0.38) $ (0.38)
                                         ======== ======== ========   ======== ========
Non-GAAP net loss per diluted share......$ (0.06) $ (0.13)  $ (0.07)  $ (0.41) $ (0.37)
                                         ======== ======== ========   ======== ========
Shares used in diluted shares calculation  9,095    9,055     8,880     9,016    8,776
                                         ======== ======== ========   ======== ========

________________________________________________________________________________


1 The Company filed claims in the Spansion U.S. and Spansion Japan bankruptcy actions. In the first quarter of fiscal 2011, the Company's Japanese subsidiary received approximately $155,000 in proceeds from the Spansion Japan bankruptcy claim and recorded the amount as a reduction of operating expenses. In the fourth quarter of fiscal 2011, the Company's Japanese subsidiary received approximately $677,000 in proceeds from the Spansion Japan bankruptcy claim and recorded the amount as a reduction of operating expenses.

2 During the first quarter of fiscal 2012, the Company sold its long-term investment in ESA Electronics PTE Ltd., resulting in a gain of $990,000.

Non-GAAP net income is a non-GAAP measure and should not be considered a replacement for GAAP results. Non-GAAP net income is a financial measure the Company uses to evaluate the underlying results and operating performance of the business. The limitation of this measure is that it excludes items that impact the Company's current period net income. This limitation is best addressed by using this measure in combination with net income (the most comparable GAAP measure).



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Aehr Test Systems Reports Fourth Quarter Fiscal 2012 Results
July 19, 2012
Page 5 of 5

                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                         Condensed Consolidated Balance Sheets
                         (in thousands, except per share data)
                                     (unaudited)

                                                    May 31,   February 29,   May 31,
                                                     2012        2012         2011
                                                   --------   -----------   --------
ASSETS
Current assets:
  Cash and cash equivalents ......................  $ 2,073     $ 2,975     $ 4,020
  Accounts receivable, net........................    2,588         825       1,432
  Inventories,net.................................    6,070       5,650       4,958
  Prepaid expenses and other .....................      197         247         161
                                                   --------    --------    --------
      Total current assets .......................   10,928       9,697      10,571

Property and equipment, net ......................      510         587         954
Other assets......................................      175         172         558
                                                   --------    --------    --------
      Total assets ...............................  $11,613     $10,456     $12,083
                                                   ========    ========    ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Line of credit..................................  $ 1,408     $   716     $    --
  Accounts payable ...............................    1,507         960         885
  Accrued expenses ...............................    1,385       1,221       1,434
  Deferred revenue ...............................      555         185         221
                                                   --------    --------    --------
      Total current liabilities ..................    4,855       3,082       2,540

Income tax payable................................      125         129         204
Deferred lease commitment ........................      179         195         238
                                                   --------    --------    --------
      Total liabilities ..........................    5,159       3,406       2,982

Shareholders' equity .............................    6,454       7,050       9,101
                                                   --------    --------    --------
      Total liabilities and shareholders' equity..  $11,613     $10,456     $12,083
                                                   ========    ========    ========








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